Exhibit 99.2

International Headquarters

2150 St. Elzéar Blvd. West

Laval, Quebec H7L 4A8

Phone: 514.744.6792

Fax: 514.744.6272

Investor Contact:	Media Contact:
Arthur Shannon	Lainie Keller
arthur.shannon@valeant.com	lainie.keller@valeant.com
(514) 856-3855	(908) 927-0617
(877) 281-6642 (toll free)

VALEANT ANNOUNCES PRICING OF PRIVATE OFFERING OF SENIOR NOTES

LAVAL, QUEBEC, March 12, 2018 — Valeant Pharmaceuticals International, Inc. (NYSE: VRX and TSX: VRX) (“Valeant” or the “Company”) announced today that Valeant Pharmaceuticals International (the “Issuer”), the Company’s wholly owned indirect subsidiary, has priced its previously announced offering of 9.250% senior notes due 2026 (the “Notes”). The aggregate size of the offering reflects an increase of $250,000,000 from the previously announced offering size of $1,250,000,000 to $1,500,000,000. The Notes were offered at par. The offering is expected to close on or about March 26, 2018. The net proceeds from this offering, along with cash on hand, will be used to repurchase $1,500,000,000 aggregate principal amount of outstanding notes pursuant to a tender offer announced earlier today, including the Issuer’s outstanding 6.375% Senior Notes due 2020, the Company’s outstanding 5.375% Senior Notes due 2020 and up to $100,000,000 principal amount of the Issuer’s 6.750% Senior Notes due 2021, and to pay related fees and expenses.

The Notes will be guaranteed by the Company and each of its subsidiaries that are guarantors under the Company’s credit agreement. Consummation of the offering of the Notes is subject to various closing conditions, and there can be no assurance that the Issuer will be able to successfully complete this transaction on the terms described above, or at all.

The Notes will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities law and may not be offered or sold in the United States absent registration or an applicable exemption from registration under the Securities Act and applicable state securities laws. The Notes will be offered in the United States only to qualified institutional buyers pursuant to Rule 144A under the Securities Act and outside the United States to non-U.S. persons pursuant to Regulation S under the Securities Act. The Notes have not been and will not be qualified for sale to the public by prospectus under applicable Canadian securities laws and, accordingly, any offer and sale of the securities in Canada will be made on a basis which is exempt from the prospectus requirements of such securities laws.

This news release is being issued pursuant to Rule 135c under the Securities Act and shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

About Valeant

Valeant Pharmaceuticals International, Inc. (NYSE/TSX: VRX) is a multinational specialty pharmaceutical company that develops, manufactures and markets a broad range of pharmaceutical products primarily in the areas of dermatology, gastrointestinal disorders, eye health, neurology and branded generics.

Forward-looking Statements

This news release may contain forward-looking statements, including, but not limited to, the Company’s financing plans, including the offering of Notes and the details thereof, including the proposed use of proceeds therefrom, and other expected effects of the offering of Notes. Forward-looking statements may generally be identified by the use of the words “anticipates,” “expects,” “intends,” “plans,” “should,” “could,” “would,” “may,” “will,” “believes,” “estimates,” “potential,” “target,” or “continue” and variations or similar expressions. These statements are based upon the current expectations and beliefs of management and are subject to certain risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These risks and uncertainties include, but are not limited to, the aggregate amount of notes tendered (which could lead to repurchases of other notes) and risks and uncertainties discussed in our most recent annual report and detailed from time to time in our other filings with the Securities and Exchange Commission and the Canadian Securities Administrators, which risks and uncertainties are incorporated herein by reference. Readers are cautioned not to place undue reliance on any of these forward-looking statements. These forward-looking statements speak only as of the date hereof. We undertake no obligation to update any of these forward-looking statements to reflect events or circumstances after the date of this news release or to reflect actual outcomes, except as required by law.

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